Exhibit 3.5
CERTIFICATE OF FORMATION
of
VSS-CAMBIUM HOLDINGS, LLC
(Pursuant to Section 18-201 of the Delaware Limited Liability Company Act)

     The undersigned, as an authorized person, in order to form a limited liability company pursuant to the Limited Liability Company Act of the State of Delaware, does hereby certify as follows:
     1. The name of the company is VSS-Cambium Holdings, LLC (the “Company”).
     2. The address of the registered office and the name and address of the registered agent for service of process on the Company in the State of Delaware required to be maintained by § 18-104 of the Delaware Limited Liability Company Act are: Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, DE 19808.
     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation on the 29th day of January, 2007.

/s/ Steven E. Siesser
Steven E. Siesser,
Authorized Person

CERTIFICATE OF MERGER
OF
VSS-CAMBIUM HOLDINGS III ACQUISITION, LLC
(a Delaware limited liability company)
INTO
VSS-CAMBIUM HOLDINGS, LLC
(a Delaware limited liability company)
(Pursuant to Title 6, Section 18-209 of the
Delaware Limited Liability Company Act)
     The undersigned, a limited liability company formed and existing under and by virtue of the Delaware Limited Liability Company Act, does hereby certify that:
     1. The name and jurisdiction of formation of each of the constituent entities to the merger are as follows:

Name	State of Formation
VSS-Cambium Holdings, LLC	Delaware
VSS-Cambium Holdings III Acquisition, LLC	Delaware
     2. The name of the surviving limited liability company is VSS-Cambium Holdings, LLC, a Delaware limited liability company.
     3. The Agreement and Plan of Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent limited liability companies.
     4. This Certificate of Merger shall become effective at 9:01 a.m. on December 8, 2009.
     5. A copy of the executed Agreement and Plan of Merger is on file at the place of business of VSS-Cambium Holdings, LLC, the surviving limited liability company, the address of which is c/o Veronis Suhler Stevenson LLC, 350 Park Avenue, New York, New York 10022.
     6. A copy of the Agreement and Plan of Merger will be furnished by the surviving limited liability company, on request, without cost, to any member of any limited liability company which is a party to the merger or to any person holding an interest in the non-surviving limited liability company.

     IN WITNESS WHEREOF, said surviving limited liability company has caused this Certificate of Merger to be signed by an authorized person, the 8th day of December, 2009.

VSS-CAMBIUM HOLDINGS, LLC
By:	/s/ Scott J. Troeller
	Name:	Scott J. Troeller
	Title:	Authorized Person